UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 17, 2014 (September 15, 2014).

CTPARTNERS EXECUTIVE SEARCH INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34993	52-2402079
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, 3rd Floor, New York, New York	10036
(Address of principal executive offices)	(Zip Code)
Registrant's telephone number, including area code: (212) 588-3500
(N/A)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On September 15, 2014, the Board of Directors (the “Board”) of CTPartners Executive Search, Inc. (the “Company”), increased the size of the Board from five to six members and elected Ronald C. Parker as a director.

Mr. Parker currently serves as the President and Chief Executive Officer of The Executive Leadership Council (ELC), a nonprofit member organization of black senior executives. Prior to joining ELC, Mr. Parker served as Senior Vice President, Human Resources, Labor Relations and Global Diversity of PepsiCo, Inc. Mr. Parker has been appointed to serve on the Compensation Committee, the Audit Committee and the Nominating and Corporate Governance Committee of the Board.

There are no arrangements or understandings between Mr. Parker and any other person pursuant to which Mr. Parker was elected as a director of the Company. The Company is not aware of any transactions involving Mr. Parker that are reportable under Item 404(a) of Regulation S-K.

On September 15, 2014, the Company issued a press release announcing the election of Mr. Parker to the Board. A copy of the press release is attached, hereto, as Exhibit 99.1.

Item 9.01.    Financial Statements and Exhibits.
(d)     Exhibits
Exhibit 99.1: Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
CTPartners Executive Search Inc.
Date: September 17, 2014    By: /s/ William J. Keneally
William J. Keneally
Chief Financial Officer